Avant Technologies Enters Binding LOI to Purchase Dozens of High-Performance, Immersible, AI-Powered Servers

LAS VEGAS, June 05, 2024 (GLOBE NEWSWIRE) -- Avant Technologies, Inc. (OTCQB: AVAI) (“Avant” or the “Company”), a leader in artificial intelligence (AI) technology company specializing in cutting edge AI and data center infrastructure solutions, today announced it has entered into a Binding Letter of Intent (“BLOI”) with Florida-based Flow Wave, LLC (“FW”), a pioneer in immersible computer server development. This agreement paves the way for Avant to acquire up to 50 state-of-the-art high-performance immersible computer servers from FW in a deal valued at $50 million.

This transaction, subject to a mutually satisfactory definitive agreement (“Definitive Agreement”), signifies a major leap forward for Avant as it expects to lead the way in providing distributed submerged infrastructure solutions. With a commitment to innovation and sustainability, this acquisition of up to 50 high-performance immersible computer servers allows Avant to address the complex challenges of the digital era with cutting-edge solutions.

Flow Wave’s Immersion-as-a-Service computer servers utilize state-of-the-art immersion cooling technologies, which significantly enhances compute performance and energy efficiency.   Flow Wave’s innovative approach addresses the growing demands for higher processing power and sustainability in the data center industry. The partnership with Flow Wave aligns perfectly with Avant’s commitment to enabling top-tier AI infrastructure solutions and optimizing operational efficiencies.

Key Features of Flow Wave Immersible AI Supercomputer Servers:

•Unparalleled Compute Performance: Designed to handle intensive AI and machine learning workloads. These servers offer superior processing power, which allow for faster and more efficient data analysis.

•Power Consumption Efficiencies: Immersion cooling technology reduces the energy consumption required for cooling, leading to substantial cost savings and a smaller carbon footprint.

•Compact Physical Design: Immersible servers are compact and sleek, making them ideal for AI data centers with limited floor space or those seeking to optimize their existing infrastructure. The compact design also reduces the overall weight and size of the server, making it easier to transport and install.

•Enhanced Reliability: The immersible design improves hardware longevity and reliability, reducing downtime and maintenance costs.

“Avant's revolutionary AI software platform is poised to transform the landscape of data center management,” said William Hisey, Avant’s Chief Executive Officer. “By integrating proprietary machine learning algorithms with open-source innovations into those servers, Avant is developing a highly intelligent system designed to optimize resource allocation, enhance performance, and drive unprecedented levels of efficiency and automation. This marks the beginning of a new era for Avant Technologies, positioning us at the forefront of the supercomputer-driven data center industry and setting new standards for managing and storing AI applications.”

The Company expects to announce additional details regarding the proposed acquisition when a definitive agreement is executed.

About Avant Technologies, Inc.

Avant Technologies, Inc. is at the forefront of AI innovation, specializing in the development and deployment of advanced data processing solutions. With a focus on pushing the boundaries of what is possible in AI and machine learning, Avant Technologies serves a diverse range of industries, driving progress and efficiency through state-of-the-art technology.

About Flow Wave, LLC

Flow Wave, LLC, through its innovative Immersion-as-a-Service offering, is a leading developer of next-generation server technologies, dedicated to enhancing the performance and sustainability of data centers worldwide. By leveraging immersion cooling and other innovative approaches, Flow Wave aims to revolutionize the way data centers operate, offering solutions that meet the growing demands for computational power and environmental responsibility.

More information about Avant Technologies can be found at https://avanttechnologies.com

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Forward-Looking Statements

Certain statements contained in this press release may constitute “forward-looking statements.” Forward-looking statements provide current expectations of future events based on certain assumptions and include any statement that does not directly relate to any historical or current fact. Actual results may differ materially from those indicated by such forward-looking statements because of various important factors as disclosed in our filings with the Securities and Exchange Commission located at their website (http://www.sec.gov). In addition to these factors, actual future performance, outcomes, and results may differ materially because of more general factors including (without limitation) general industry and market conditions and growth rates, economic conditions, governmental and public policy changes, the Company’s ability to raise capital on acceptable terms, if at all, the Company’s successful development of its products and the integration into its existing products and the commercial acceptance of the Company’s products. The forward-looking statements included in this press release represent the Company's views as of the date of this press release and these views could change. However, while the Company may elect to update these forward-looking statements at some point in the future, the Company specifically disclaims any obligation to do so. These forward-looking statements should not be relied upon as representing the Company's views as of any date after the date of the press release.

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Avant Technologies, Inc.

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